UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2015

Garrison Capital Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00878	90-0900145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, Suite 914 New York, New York	10104
(Address of principal executive office)	(Zip Code)

(212) 372-9590

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2015, Mr. Roy Guthrie resigned from the Board of Directors (the “Board”) of Garrison Capital Inc. (the “Company”) in order to pursue other interests. Mr. Guthrie’s decision to resign from the Board was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Following an extensive search process, the Company’s Nominating and Corporate Governance Committee nominated Joseph L. Morea to fill the vacancy created by Mr. Guthrie’s resignation. Immediately after the resignation of Mr. Guthrie, on September 17, 2015 the Board, by a majority vote pursuant to the Company’s certificate of incorporation and amended and restated bylaws, elected Mr. Morea to serve on the Board. Mr. Morea will also be a member of the Company’s Nominating and Corporate Governance Committee, Audit Committee, Valuation Committee and Compensation Committee. Mr. Morea is not an “interested person” of the Company within the meaning of the Investment Company Act of 1940, as amended, and is independent as determined by the Board, consistent with the rules of the NASDAQ Global Select Market.

Mr. Morea is currently a Principal for Berkeley Realty Ventures, LLC, a position he has held since August 2012. Mr. Morea has also served as a director for Eagle Growth and Income Opportunities Fund, an investment company of FourWood Capital Advisors, LLC primarily investing in equity and fixed income securities, since April 2015, for TravelCenters of America LLC, a company that operates full-service facilities along highways, since February 2015 and for THL Credit Senior Loan Fund, an investment company of FourWood Capital Advisors, LLC primarily investing in bank loans, since June 2013. Additionally, he served as a director for CommonWealth REIT from July 2012 to March 2014. Prior to joining Berkeley Realty Ventures, Mr. Morea served as the Vice Chairman and Managing Director of RBC Capital Markets from 2003 through June 2012. In this position, Mr. Morea led the U.S. Equity Capital Markets Division, the U.S. Investment Banking Division and the U.S. Commitment Committee. Earlier in his career, Mr. Morea held positions in equity capital markets at UBS, Inc., PaineWebber, Inc. and Smith Barney, Inc. and was a branch manager at Merrill Lynch Pierce Fenner & Smith, Inc. Mr. Morea received a B.S. in Business Administration and Finance from Albany State University and a M.B.A. from The Peter J. Tobin College of Business at St. John’s University. Mr. Morea is also a Certified Public Accountant. Mr. Morea’s extensive knowledge of capital markets and his experience as a director with other investment companies led the Nominating and Corporate Governance Committee to conclude that Mr. Morea is qualified to serve as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Garrison Capital Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GARRISON CAPITAL INC.

	By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Chief Financial Officer
Date: September 18, 2015